Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing on Form 10-K of VSee Health, Inc. of our report dated August 18, 2025, relating to our audit of the consolidated financial statements of VSee Lab, Inc. for the year ended December 31, 2023.

Tampa, Florida

August 18, 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707